Exhibit 5.1

MASLON LLP

July 27, 2015

Creative Realities, Inc.

55 Broadway, 9th Floor

New York, New York 10006

We have acted as corporate counsel for Creative Realities, Inc., a Minnesota corporation (the “Company”) in connection with the Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Securities Act”) of up to 34,134,781 shares of common stock of the Company (collectively, the “Selling Shareholder Shares”), which includes 22,466,591 common shares issuable upon the conversion of outstanding shares of Series A Preferred Stock of the Company, 1,501,454 outstanding shares issued on account of converted promissory notes and accrued interest thereon, 150,000 outstanding shares issued in exchange for an earlier issued warrant, and an aggregate of 10,016,736 shares issuable upon the exercise of certain warrants currently held by the selling shareholders.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary and have examined copies of the following documents:

(1)	The Company’s Articles of Incorporation, as amended through the date hereof;

(2)	The Company’s bylaws, as amended through the date hereof;

(4)	Resolutions of the Company’s Board of Directors relating to the approval, authorization and/or ratification of (i) the offering of common stock of the Company contemplated by the Registration Statement, and (ii) the agreements and instruments pursuant to which the Selling Shareholder Shares were originally issued or may be issuable.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the genuineness of all signatures, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the selling shareholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We are admitted to practice law in the State of Minnesota, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, the State of Minnesota, and reported judicial decisions relating thereto.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the sale or delivery of any Selling Shareholder Shares, the Registration Statement will have been declared effective under the Securities Act, the Selling Shareholder Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such registration will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of such Selling Shareholder Shares.

Based upon the foregoing and subject to the qualifications and exceptions set forth herein, it is our opinion that:

1.	The Company is a corporation validly existing, in good standing, under the laws of the State of Minnesota;

2.	The Selling Shareholder Shares to be sold pursuant to the Registration Statement by the selling shareholders, upon the proper conversion of the Series A Preferred Stock and promissory notes and exercise of the warrants, as applicable, and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable; and

3.	The Selling Shareholder Shares that are presently outstanding (i.e., 1,501,454 shares issued on account of converted promissory notes and accrued interest thereon, plus 150,000 other shares issued in exchange for outstanding common stock purchase warrants), are validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with issuance and sale of shares of common stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

/s/ Maslon LLP

MASLON LLP